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                                                                   EXHIBIT 4.9.2

                          SECOND SUPPLEMENTAL INDENTURE


         This Second Supplemental Indenture (this "Agreement") is entered into as of October 1, 2002, by and among (i) FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor LP"), (ii) FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), (iii) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor/LAX Holdings, L.P., a Delaware limited partnership, FelCor Eight Hotels, L.L.C., a Delaware limited liability company, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Nevada Holdings, L.L.C., a Nevada limited liability company, FHAC Nevada Holdings, L.L.C., a Nevada limited liability company, FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor Country Villa Hotel, L.L.C., a Delaware limited liability company, FelCor Moline Hotel, L.L.C., a Delaware limited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company and FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Holdings, L.P., a Delaware limited partnership, and Kingston Plantation Development Corp., a Delaware corporation (collectively, the "Subsidiary Guarantors"), (iv) FelCor Holdings Trust, a Massachusetts business trust (the "New Guarantor"), and (v) SunTrust Bank, as Trustee ("Trustee").

         WHEREAS, FelCor LP, as Issuer, FelCor and the Subsidiary Guarantors, as Guarantors, and Trustee, as Trustee, entered into that certain Indenture dated as of June 4, 2001, as supplemented by that certain First Supplemental Indenture dated as of July 26, 2001 (collectively, the "Indenture"); and

         WHEREAS, pursuant to Section 4.07 of the Indenture, the New Guarantor is required to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee (as defined in the Indenture) by such New Guarantor;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The New Guarantor hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes, as that term is defined in the Indenture, and of certain of FelCor LP's obligations under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article 11 thereof. Upon its execution hereof, the New Guarantor hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date hereof. Further, the New Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights


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against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guarantee.

         2. The New Guarantor has been formed under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated as of July 31, 2002. In accordance with the Declaration of Trust, none of the shareholders, trustees or officers of the New Guarantor shall be personally liable for New Guarantor's obligations as a Subsidiary Guarantor arising under the Indenture, and the Trustee shall look solely to the trust estate comprising the New Guarantor for the payment of any claim under such obligations or for the performance of such obligations.

         3. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly supplemented hereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                               FELCOR LODGING LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                               By: FelCor Lodging Trust Incorporated, a Maryland
                                   corporation, its general partner

                               FELCOR LODGING TRUST INCORPORATED,
                               a Maryland corporation


                               By:    /s/ LAWRENCE D. ROBINSON
                                      -------------------------------
                               Name:  Lawrence D. Robinson
                               Title: Executive Vice President


                                       -2-

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                         FELCOR/CSS HOTELS, L.L.C., a Delaware limited
                         liability company, for itself and as general partner of FelCor/CSS Holdings, L.P., a Delaware limited partnership, and FelCor/St. Paul Holdings, L.P., a Delaware limited partnership;
                         FELCOR/LAX HOTELS, L.L.C., a Delaware limited liability company, for itself and as general partner of FelCor/LAX Holdings, L.P., a Delaware limited partnership;
                         FELCOR EIGHT HOTELS, L.L.C., a Delaware
                         limited liability company;
                         FELCOR HOTEL ASSET COMPANY, L.L.C., a
                         Delaware limited liability company, for itself and as general partner of FHAC Texas Holdings, L.P., a Texas limited partnership;
                         FELCOR NEVADA HOLDINGS, L.L.C., a Nevada limited liability company;
                         FHAC NEVADA HOLDINGS, L.L.C., a Nevada
                         limited liability company;
                         FELCOR COUNTRY VILLA HOTEL, L.L.C.,
                         a Delaware limited liability company;
                         FELCOR MOLINE HOTEL, L.L.C., a Delaware
                         limited liability company;
                         FELCOR OMAHA HOTEL COMPANY, L.L.C.,
                         a Delaware limited liability company;
                         FELCOR CANADA CO., a Nova Scotia unlimited liability company;
                         FELCOR TRS HOLDINGS, L.P., a Delaware limited partnership, by its general partner FelCor TRS I, L.L.C., a Delaware limited liability company; and KINGSTON PLANTATION DEVELOPMENT
                         CORP., a Delaware corporation


                         By:    /s/ LAWRENCE D. ROBINSON
                                ----------------------------
                         Name:  Lawrence D. Robinson
                         Title: Senior Vice President


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                              FELCOR HOLDINGS TRUST, a Massachusetts
                              business trust


                              By:    /s/ THOMAS J. CORCORAN, JR.
                                     ----------------------------
                              Name:  Thomas J. Corcoran, Jr.
                              Title: Trustee


                              By:    /s/ RICHARD J. O'BRIEN
                                     ----------------------------
                              Name:  Richard J. O'Brien
                              Title: Trustee


                              By:    /s/ LESTER C. JOHNSON
                                     ----------------------------
                              Name:  Lester C. Johnson
                              Title: Trustee



                              SUNTRUST BANK,
                              as Trustee

                              By:
                                     ----------------------------
                              Name:
                                     ----------------------------
                              Title:
                                     ----------------------------


                              By:
                                     ----------------------------
                              Name:
                                     ----------------------------
                              Title:
                                     ----------------------------


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